UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  January 20, 2015

Save The World Air, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

735 State Street, Suite 500 Santa Barbara, CA	93101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(d)	Appointment of Director.

To fill one of the existing vacancies on the Board of Directors (“Board”) of Registrant, the Board has appointed Thomas A. Bundros, effective January 20, 2015, to serve on the Board as a new director until Registrant’s next annual meeting of shareholders or until his successor is elected and qualified. Mr. Bundros, at this time, has not been appointed to any committees of the Board. Mr. Bundros duly accepted his appointment to the Board on January 20, 2015. Mr. Bundros is currently the Chief Operating Officer of Dalton Utilities, located in Dalton, Georgia.

There is no arrangement or understanding between Mr. Bundros and any other persons pursuant to which he was selected as a director of Registrant. Furthermore, Registrant has not been since the beginning of the last fiscal year, and is not currently proposed to be, a participant in any related party transaction with Mr. Bundros within the meaning of Item 404(a) of Regulation S-K.

Mr. Bundros, as a member of the Board of Registrant, will be entitled to receive fees, stock options, warrants or stock which may be granted by Registrant to all its directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 22, 2015

SAVE THE WORLD AIR INC.
By: /s/ Gregg Bigger
Name: Gregg Bigger
Title: CEO